UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2026

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

(Address of principal executive offices and zip code)

+1 (512) 774-8930

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2026, VolitionRx Limited (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers listed on the signature pages thereto (the “Purchasers”), in connection with the Company’s offer of an aggregate of 2,960,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), together with accompanying common stock purchase warrants to purchase 1,480,000 shares of Common Stock (the “Warrants” and, together with the Shares, the “Securities”) to the Purchasers and other investors who purchased Securities pursuant to the prospectus registering such Securities (the “Offering”). The Securities were sold at a combined offering price of $1.55 per Share and accompanying Warrant.

Pursuant to the Purchase Agreement, the Company also offered for sale pre-funded common stock purchase warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock to each Purchaser whose purchase of Shares in the offering would otherwise result in the Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the Purchaser, 9.99%) of outstanding shares of Common Stock immediately following consummation of the offering, if such Purchaser so elects. No Pre-Funded Warrants were sold in the Offering.

The Warrants have an exercise price of $1.55 per share, are exercisable immediately, and are exercisable for a period of five years from the closing of the Offering. The Warrants may be exercised on a cashless basis only if there is no registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares underlying the Warrants to the holder. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In connection with the Offering, the Company also entered into a warrant agent agreement with the Company’s transfer agent, VStock Transfer, LLC (the “Warrant Agent”), which will act as warrant agent for the Company with respect to the Warrants, setting forth certain terms and conditions with respect to the Warrant Agent’s service as warrant agent for the Warrants (the “Warrant Agent Agreement”).

The net proceeds to the Company from the Offering are approximately $4.1 million after deducting placement fees and other estimated offering expenses payable by the Company and excluding the proceeds received from the exercise of Warrants, if any. The additional gross proceeds to the Company from the exercise of the Warrants, if fully exercised on a cash basis, will be approximately $2.3 million. The Company intends to use the net proceeds from the Offering for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including the repayment of certain amounts outstanding under existing secured convertible notes.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-283088), initially filed with the Securities and Exchange Commission (“SEC”) on November 8, 2024, as amended, and declared effective by the SEC on April 18, 2025, and a prospectus supplement thereunder.

The Offering closed on June 9, 2026.

Maxim Group LLC (“Maxim”) acted as the Company’s placement agent in connection with the Offering. The Offering was conducted as a confidentially marketed public offering on a reasonable best efforts basis by Maxim acting as sole placement agent for the Company pursuant to a Placement Agency Agreement, dated June 7, 2026 (the “Placement Agency Agreement”). The Company reimbursed Maxim for $75,000 of its reasonable, necessary, and documented out-of-pocket expenses incurred in connection with the Offering.

The Placement Agency Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

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The Placement Agency Agreement, form of Warrant, Warrant Agent Agreement and Purchase Agreement are filed as Exhibits 1.1, 4.1, 4.2, and 10.1 respectively, to this Current Report on Form 8-K (this “Current Report”). The foregoing descriptions of the terms of the Placement Agency Agreement, form of Warrant, Warrant Agent Agreement and Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the exhibits. A copy of the opinion of Stradling Yocca Carlson & Rauth LLP relating to the legality of the issuance and sale of the Shares and Warrants, and the shares of Common Stock issuable upon exercise of the Warrants, is filed as Exhibit 5.1 to this Current Report.

Item 8.01 Other Events.

On June 7, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1*	Placement Agency Agreement, dated June 7, 2026, by and between VolitionRx Limited and Maxim Group LLC
4.1*	Form of Warrant
4.2*	Warrant Agent Agreement, dated June 9, 2026, by and between VolitionRx Limited and VStock Transfer, LLC
5.1	Opinion of Stradling, Yocca, Carlson & Rauth LLP
10.1*	Form of Securities Purchase Agreement, dated as of June 7, 2026, by and among the Company and the purchasers on the signature pages thereto
23.1	Consent of Stradling, Yocca, Carlson & Rauth LLP (contained in Exhibit 5.1)
99.1	Press Release, dated June 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended, because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or disclosure document. The Company agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: June 9, 2026	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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